Exhibit 99.1

Let Me Tell You About the Future of Intravascular Devices in One Word: Plastics J. Zeltinger, Ph.D. Vice President Scientific Affairs

Presentation Outline Plastic innovations for: Coronary applications  stents versus scaffolds Liver cancer and uterine fibroids  permanent versus bioresorbable embolic microspheres

Stents Versus Scaffolds Stents Biostable metals: stainless steel, Nitinol, cobalt chrome  Scaffolds Characterized as “scaffolds” because they are temporary stents Bioresorbable polymers or corrodible metal alloys

Stents and Scaffolds for Coronary Artery Disease Post ReZolve Implant Post-Implant Pre-Implant Human Coronary Artery Disease 

Purpose of Metal Drug-Eluting Stents (DES) Provide strength Enlarge lumen acutely Maintain support throughout the healing process Assist healing Manage post-treatment stenosis by eluting an anti-proliferative drug

Potential Risks of Metal DES Overstays it’s welcome Long-term thrombosis Rigid device, alters vascular mechanics and flow May induce subsequent downstream disease

Effect of Metal Stents Source: Images Dr. Ian Meredith, TCT2011 presentation.

Coronary Artery Disease  Revolutions in Treatment Images licensed from the American Heart Association Open Heart Surgery CABG 1960s Bioresorbable Drug Eluting Scaffolds 2013 and beyond Balloon Angioplasty 1970s Bare Stents 1990s 2002 Drug-Eluting  Stents The 5th PCI Revolution May be the Largest with Implants that are Made of Plastic

Bioresorbable Polymer Coronary Scaffolds Company Product Geometry Material Visible Drug Status REVA ReZolve®2 Slide & Lock Desaminotyrosine polycarbonate Yes Sirolimus CE Mark Trial Abbott ABSORB™ Deformable PLLA No Everolimus CE Mark Approved US Trial Elixir DESolve™ Deformable PLLA No Novolimus CE Mark Approved Amaranth Medical FORTITUDE™ Deformable PLLA No No FIM Trial Arterial Remodeling Technologies ART Deformable PLLA No No FIM Trial

Ideal Clinical Attributes (Part 1) Device able to cross, expand and hold open the lesioned artery Delivery system and scaffold visible during implant

REVA’s Solution ReZolve2 Sirolimus-Eluting Bioresorbable Coronary Scaffold Drug-Eluting (Sirolimus) Radiopaque, Strong and Resilient Polymer Unique Slide & Lock Design

Scaffold Requirement Cross and Expand the Lesion Scaffold crossed artificial lesion Clinically, its more important to prepare the landing zone with the balloon before implanting a scaffold Plaque Scaffold

Scaffold Requirement Device Visibility Iodine enables x-ray visibility of polymer devices Iodine covalently bound to polymer backbone Iodine remains bound during degradation Benignly clears from body A Unique X-ray Visible Polymer I I HO O O O O OH I I

Device Visibility Aids Traceability Diminishing Radiopacity as Scaffold Degrades 12 Months 3 Months 6 Months

Ideal Clinical Attributes (Part 2) Safe degradation and resorption of the device Tissue entombs or covers the device Degradation: significant lowering of polymer molecular weight with structural erosion Resorption: gradual replacement of the polymer with tissue during mass loss Bonus of the scaffold Restoration of vessel architecture Leaves patient free of a permanent implant Allows favorable geometric remodeling

Degradation (Molecular Weight Loss) Polymer Gradually Degrades  Majority of Mw Lost by 1 Year 

In Vivo Structural Degradation (SEM Time Lapse) Solid Surface Deep Microcracks Microcracks 150X 4KX 8KX Bulk Erosion Microporous

Scaffold Struts Resorb Over Time 36 Months 6 Months

Gradual Replacement of Polymer with Artery Tissue Polymer Molecularly Degrades and MNGC’s Aid Strut Bioresorption (Histology and TEM)

Degrading & Resorbing Struts (SEM Time Lapse) Non-Degraded >90% Resorbed Highly Degraded & Resorbing Proximal Staple  100 µ

Embolics: Cancer and Uterine Fibroids Permanent versus Bioresorbable Microspheres

What is Microsphere-Based Embolotherapy? Embolic microspheres Small particles Intentionally block an artery to starve a hypervascularized tumor or fibroid to reduce its size Can be used with therapeutic agents Currently marketed microspheres  Non-radiopaque and predominantly biostable

Microsphere Embolotherapy  Clinical Indications Cancer Transarterial chemoembolization (TACE) e.g., hepatocellular carcinoma and colorectal Benign Applications Uterine fibroids Benign prostatic hyperplasia (BPH) General and Developing Applications Trauma, pulmonary hemoptysis, liver regeneration Delivery vehicle, e.g., drugs, gene and cell therapy or other biomolecules

REVA’s Solution Radiopaque Bioresorbable Embolic Microspheres Bioresorbable Temporary blockage of blood flow  Allows retreatment options Radiopaque  Superior tissue targeting Contrast agent sparing  Allows better imaging to assess the procedure outcome Follow up visualization  allows one to plan the next re-treatment Effective vehicle for local drug delivery   Microspheres Embolized Kidney

Degradation Tunability Varying the building block ratios changes the degradation/resorption rate

Drug Eluting Microspheres May Enable Higher Concentrations of Drug Locally with Lower Systemic Toxicity Liver Uptake of Drug Systemic Serum Drug Distribution Predicted concentrations modeled after works by:  Varela et al., J Hepatology 2007 and Namur et al., JVIR 2010 and J Hepatology 2011

Drug / Microsphere Therapy...Do It Again! High and Sustained Tissue Concentrations Possible Bolus Drug Release Resorption Resorption Repeat Treatment

Embolization of a Porcine Kidney (video)

Embolization of Porcine Kidney Before and After Comparison Before Embolization Area to be treated encircled After Embolization 180-300µ microspheres in lower pole

Depth of Particle Penetration and Distribution Controlled through Microsphere Size 400-700 µm Right Kidney Both Poles 180-300 µm Left Kidney Lower Pole 300-400 µm Left Kidney Upper Pole

Dense Packing of Microspheres into Vessels Creates an Opportunity for a Drug Reservoir 300-400 micron microspheres

Summary The Future with Bioresorbable Plastic Devices Resorb from the body after providing therapeutic benefit Preserve maximum flexibility for future treatments Appealing for all patients

Thank You!